Exhibit 99.1

For Immediate Release

Contact: Caspar Tudor, Head of Investor Relations – (508) 482-2429

Waters Corporation (NYSE: WAT) Reports Second Quarter 2023 Financial Results

Highlights

•	Sales of $741 million grew 4% as reported and 3% in organic constant currency

•	Strength led by double-digit growth in Industrial and Academic & Government

•	Operational excellence added 230 basis points of gross margin expansion

•	High single-digit organic constant currency growth in the U.S. and Europe was partially offset by Pharma weakness in China

•	Wyatt acquisition ahead of expectations with 2% sales contribution in the quarter

Milford, Mass., August 2, 2023 - Waters Corporation (NYSE: WAT) today announced its financial results for the second quarter of 2023.

Sales for the second quarter of 2023 were $741 million, an increase of 4% as reported, compared to sales of $714 million for the second quarter of 2022. Currency translation decreased sales by 1%, while the impact of acquisitions increased sales by 2%, resulting in organic constant currency sales growth of 3%.

On a GAAP basis, diluted earnings per share (EPS) for the second quarter of 2023 was $2.55, compared to $2.72 for the second quarter of 2022. On a non-GAAP basis, EPS was $2.80, compared to $2.75 for the second quarter of 2022.

“I want to thank all of our teams for their dedication and focus on commercial execution and innovation, delivering game-changing new products like Xevo TQ Absolute and Alliance iS to address our customers’ unmet needs,” said Dr. Udit Batra, President & CEO, Waters Corporation. “We saw solid growth across the U.S. and Europe, while navigating a difficult market in China. We executed well across our end-markets with mass spec growth of almost 20%, and TA continued its trend of double-digit growth.”

Dr. Batra continued, “I am confident that our commercial execution, revitalized portfolio, and continued investment in our high growth adjacencies position us well for future growth. We are also off to a great start with the acquisition of Wyatt, which contributed 2% growth in the quarter.”

Second Quarter 2023

During the second quarter of 2023, sales into the pharmaceutical market decreased 2% as reported and 4% in organic constant currency, sales into the industrial market increased 10% as reported and 11% in organic constant currency and sales into the academic and government markets increased 23% as reported and 21% in organic constant currency.

During the quarter, instrument system sales increased 1% as reported and decreased 2% in organic constant currency, while recurring revenues, which represent the combination of service and precision chemistries, increased 6% as reported and 7% in organic constant currency.

Geographically, sales in Asia during the quarter decreased 8% as reported and 5% in organic constant currency (with China sales declining high teens). Sales in the Americas increased 10% as reported and 7% in organic constant currency (with U.S. sales growing 12% as reported and 8% in organic constant currency). Sales in Europe increased 13% as reported and 9% in organic constant currency.

First Half 2023

Sales for the first half of 2023 were $1,425 million, an increase of 1% as reported, compared to sales of $1,405 million for the first half of 2022. Currency translation decreased sales by 3%, while the impact of acquisitions increased sales by 1%, resulting in first half 2023 organic constant currency sales growth of 3%.

On a GAAP basis, EPS for the first half of 2023 was $4.95, compared to $5.35 for the first half of 2022. On a non-GAAP basis, EPS was $5.31, compared to $5.55 in the first half of 2022. This includes a headwind of approximately 4% due to unfavorable foreign exchange.

For the first half of 2023, sales into the pharmaceutical market decreased 5% as reported and 4% in organic constant currency, sales into the industrial market increased 5% as reported and 7% in organic constant currency and sales into the academic and government markets increased 30% as reported and 33% in organic constant currency.

For the first half of 2023, instrument system sales decreased 3% as reported and in organic constant currency, while recurring revenues increased 5% as reported and 7% in organic constant currency.

Geographically, sales in Asia for the first half of 2023 decreased 5% as reported and were flat in organic constant currency. Sales in the Americas increased 5% as reported and 3% in organic constant currency (with U.S. sales growing 4% as reported and 2% in organic constant currency). Sales in Europe increased 6% as reported and in organic constant currency.

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website www.waters.com in the Investor Relations section.

Full-Year and Third Quarter 2023 Financial Guidance

Full-Year 2023 Financial Guidance

The Company now expects full-year 2023 organic constant currency sales growth in the range of 0.5% to 1.5%. Currency translation is expected to have minimal impact on full-year organic sales growth. The Wyatt transaction is expected to increase full-year reported sales growth by approximately 2.5%. The resulting full-year 2023 reported sales growth is expected in the range of 3% to 4%.

The Company is updating its full-year 2023 non-GAAP EPS guidance to now be in the range of $12.20 to $12.30, which includes an estimated headwind of approximately 1% due to unfavorable foreign exchange.

Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full-year.

Third Quarter 2023 Financial Guidance

The Company expects third quarter 2023 organic constant currency sales growth to decline in the range of -4% to -2%. Currency translation is expected to increase third quarter sales growth by approximately 1%. The Wyatt transaction is expected to increase third quarter reported sales growth by approximately 4%. The resulting third quarter 2023 reported sales growth is expected in the range of 1% to 3%.

The Company expects third quarter 2023 non-GAAP EPS in the range of $2.50 to $2.60, which includes a neutral foreign exchange impact.

Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the third quarter.

Conference Call Details

Waters Corporation will webcast its second quarter 2023 financial results conference call today, August 2, 2023, at 8:00 a.m. Eastern Time. To listen to the call and see the accompanying slide presentation, please visit www.waters.com, select “Investors” under the “About Waters” section, navigate to “Events & Presentations,” and click on the “Webcast.” A replay will be available through August 16, 2023 on the same website by webcast and also by phone at (866) 363-1807.

About Waters Corporation

Waters Corporation (NYSE: WAT), a global leader in analytical instruments and software, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With approximately 8,000 employees worldwide, Waters operates directly in 35 countries, including 14 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as organic constant currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and adjusted free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks related to, expectations or ability to realize commercial success subsequent to the completion of the Wyatt transaction; the impact of this transaction on the Company’s business, anticipated progress on Waters’ research programs, development of new analytical instruments and associated software or consumables, manufacturing development and capabilities; the increased indebtedness of the Company as a result of the Wyatt transaction, the repayment of which could impact the Company’s future results, market prospects for its products and sales and earnings guidance; foreign currency exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results, particularly when a foreign currency weakens against the U.S. dollar; current global economic, sovereign and political conditions and uncertainties, including the effect of new or proposed tariff or trade regulations; changes in inflation and interest rates; the impacts and costs of war, in particular as a result of the ongoing conflict between Russia and Ukraine; and the possibility of further escalation resulting in new geopolitical and regulatory instability; the United Kingdom’s exit from the European Union and the Chinese government’s ongoing tightening of restrictions on procurement by government-funded customers; the Company’s ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions; risks related to the effects of the ongoing COVID-19 pandemic on our business, financial condition, results of operations and prospects; changes in timing and demand for the Company’s products among the Company’s customers and various market sectors, particularly as a result of fluctuations in their expenditures or ability to obtain funding; the ability to realize the expected benefits related to the Company’s various cost-saving initiatives; the introduction of competing products by other companies and loss of market share, as well as pressures on prices from competitors and/or customers; changes in the competitive landscape as a result of changes in ownership, mergers and continued consolidation among the Company’s competitors; regulatory, economic and competitive obstacles to new product introductions; lack of acceptance of new products and inability to grow organically through innovation; rapidly changing technology and product obsolescence; risks associated with previous or future acquisitions, strategic investments, joint ventures and divestitures, including risks associated with contingent purchase price payments and expansion of our business into or developing markets; risks associated with unexpected disruptions in operations; failure to adequately protect the Company’s intellectual property, infringement of intellectual property rights of third parties and inability to obtain licenses on commercially reasonable terms; the Company’s ability to acquire adequate sources of supply and its reliance on outside contractors for certain components and modules, as well as disruptions to its supply chain; risks associated with third-party sales intermediaries and resellers; the impact and costs of changes in statutory or contractual tax rates in jurisdictions in which the Company operates as well as shifts in taxable income among jurisdictions with different effective tax rates, the outcome of ongoing and future tax examinations and changes in legislation affecting the Company’s effective tax rate; the Company’s ability to attract and retain qualified employees and management personnel; risks associated with cybersecurity and technology, including attempts by third parties to defeat the security measures of the Company and its third-party partners; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others, and in connection with government contracts; regulatory, environmental, and logistical obstacles affecting the distribution of the Company’s products, completion of purchase order documentation and the ability of customers to obtain letters of credit or other financing alternatives; risks associated with litigation and other legal and regulatory proceedings; and the impact and costs incurred from changes in accounting principles and practices. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2022, as well as in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” of the Company’s quarterly report on Form 10-Q for the quarterly period ended April 1, 2023, as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net sales	$740,576	$714,319	$1,425,250	$1,404,891
Costs and operating expenses:
Cost of sales	301,076	307,206	585,456	592,891
Selling and administrative expenses	186,953	161,877	368,909	319,352
Research and development expenses	45,873	44,006	88,564	84,478
Purchased intangibles amortization	6,815	1,598	8,294	3,271
Acquired in-process research and development	—	—	—	9,797
Operating income	199,859	199,632	374,027	395,102
Other (expense) income, net	(352)	1,535	1,036	1,705
Interest expense, net	(19,232)	(8,893)	(29,615)	(17,838)
Income from operations before income taxes	180,275	192,274	345,448	378,969
Provision for income taxes	29,721	27,410	53,971	54,274
Net income	$150,554	$164,864	$291,477	$324,695
Net income per basic common share	$2.56	$2.74	$4.97	$5.38
Weighted-average number of basic common shares	58,857	60,206	58,703	60,399
Net income per diluted common share	$2.55	$2.72	$4.95	$5.35
Weighted-average number of diluted common shares and equivalents	59,010	60,510	58,909	60,744

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Three Months Ended July 1, 2023 and July 2, 2022

(In thousands)

						Organic Constant
	Three Months Ended		Percent	Impact of	Impact of	Currency
	July 1, 2023	July 2, 2022	Change	Currency	Acquisitions	Growth Rate (a)
NET SALES - OPERATING SEGMENTS
Waters	$653,235	$635,152	3%	(1%)	2%	2%
TA	87,341	79,167	10%	(1%)	0%	11%

Total	$740,576	$714,319	4%	(1%)	2%	3%

NET SALES - PRODUCTS & SERVICES
Instruments	$342,007	$337,683	1%	(1%)	4%	(2%)
Service	262,650	244,689	7%	(2%)	1%	8%
Chemistry	135,919	131,947	3%	(2%)	0%	5%

Total Recurring	398,569	376,636	6%	(2%)	1%	7%

Total	$740,576	$714,319	4%	(1%)	2%	3%

NET SALES - GEOGRAPHY
Asia	$254,623	$278,010	(8%)	(3%)	0%	(5%)
Americas	282,927	257,271	10%	0%	3%	7%
Europe	203,026	179,038	13%	1%	3%	9%

Total	$740,576	$714,319	4%	(1%)	2%	3%

NET SALES - MARKETS
Pharmaceutical	$426,744	$437,171	(2%)	(1%)	3%	(4%)
Industrial	229,655	208,517	10%	(1%)	0%	11%
Academic & Government	84,177	68,631	23%	(1%)	3%	21%

Total	$740,576	$714,319	4%	(1%)	2%	3%

(a)

The Company believes that referring to comparable organic constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Organic constant currency growth, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period and excluding the impact of acquisitions made within twelve months of the acquisition close date. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Six Months Ended July 1, 2023 and July 2, 2022

(In thousands)

						Organic Constant Currency
	Six Months Ended		Percent	Impact of	Impact of
	July 1, 2023	July 2, 2022	Change	Currency	Acquisitions	Growth Rate (a)
NET SALES - OPERATING SEGMENTS
Waters	$1,255,310	$1,248,308	1%	(2%)	1%	2%
TA	169,940	156,583	9%	(1%)	0%	10%

Total	$1,425,250	$1,404,891	1%	(3%)	1%	3%

NET SALES - PRODUCTS & SERVICES
Instruments	$644,949	$662,905	(3%)	(2%)	2%	(3%)
Service	510,867	484,421	5%	(3%)	0%	8%
Chemistry	269,434	257,565	5%	(2%)	0%	7%

Total Recurring	780,301	741,986	5%	(3%)	1%	7%

Total	$1,425,250	$1,404,891	1%	(3%)	1%	3%

NET SALES - GEOGRAPHY
Asia	$507,704	$532,344	(5%)	(5%)	0%	0%
Americas	529,348	506,108	5%	0%	2%	3%
Europe	388,198	366,439	6%	(2%)	2%	6%

Total	$1,425,250	$1,404,891	1%	(3%)	1%	3%

NET SALES - MARKETS
Pharmaceutical	$811,642	$852,943	(5%)	(3%)	2%	(4%)
Industrial	439,305	417,914	5%	(2%)	0%	7%
Academic & Government	174,303	134,034	30%	(4%)	1%	33%

Total	$1,425,250	$1,404,891	1%	(3%)	1%	3%

(a)

The Company believes that referring to comparable organic constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Organic constant currency growth, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period and excluding the impact of acquisitions made within twelve months of the acquisition close date. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three and Six Months Ended July 1, 2023 and July 2, 2022

(In thousands, except per share data)

	Selling & Administrative Expenses (a)	Acquired IPR&D and Research & Development Expenses	Operating Income	Operating Income Percentage	Other Income (Expense)	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Three Months Ended July 1, 2023
GAAP	$193,768	$45,873	$199,859	27.0%	$(352)	$180,275	$29,721	$150,554	$2.55
Adjustments:
Purchased intangibles amortization (b)	(6,815)	—	6,815	0.9%	—	6,815	1,616	5,199	0.09
Restructuring costs and certain other items (d)	(5,229)	—	5,229	0.7%	—	5,229	1,217	4,012	0.07
Acquisition related costs (e)	(3,693)	—	3,693	0.5%	—	3,693	886	2,807	0.05
Retention bonus obligation (g)	(2,643)	(881)	3,524	0.5%	—	3,524	846	2,678	0.05

Adjusted Non-GAAP	$175,388	$44,992	$219,120	29.6%	$(352)	$199,536	$34,286	$165,250	$2.80

Three Months Ended July 2, 2022
GAAP	$163,475	$44,006	$199,632	27.9%	$1,535	$192,274	$27,410	$164,864	$2.72
Adjustments:
Purchased intangibles amortization (b)	(1,598)	—	1,598	0.2%	—	1,598	366	1,232	0.02
Restructuring costs and certain other items (d)	(1,830)	—	1,830	0.3%	(1,818)	12	(5)	17	—
Certain income tax items (f)	—	—	—	—	—	—	(506)	506	0.01

Adjusted Non-GAAP	$160,047	$44,006	$203,060	28.4%	$(283)	$193,884	$27,265	$166,619	$2.75

Six Months Ended July 1, 2023
GAAP	$377,203	$88,564	$374,027	26.2%	$1,036	$345,448	$53,971	$291,477	$4.95
Adjustments:
Purchased intangibles amortization (b)	(8,294)	—	8,294	0.6%	—	8,294	1,951	6,343	0.11
Restructuring costs and certain other items (d)	(4,824)	—	4,824	0.3%	—	4,824	1,473	3,351	0.06
Acquisition related costs (e)	(12,035)	—	12,035	0.8%	—	12,035	2,888	9,147	0.16
Retention bonus obligation (g)	(2,643)	(881)	3,524	0.2%	—	3,524	846	2,678	0.05

Adjusted Non-GAAP	$349,407	$87,683	$402,704	28.3%	$1,036	$374,125	$61,129	$312,996	$5.31

Six Months Ended July 2, 2022
GAAP	$322,623	$94,275	$395,102	28.1%	$1,705	$378,969	$54,274	$324,695	$5.35
Adjustments:
Purchased intangibles amortization (b)	(3,271)	—	3,271	0.2%	—	3,271	749	2,522	0.04
Acquired in-process research and development (c)	—	(9,797)	9,797	0.7%	—	9,797	2,351	7,446	0.12
Restructuring costs and certain other items (d)	(4,205)	—	4,205	0.3%	(2,234)	1,971	456	1,515	0.02
Certain income tax items (f)	—	—	—	—	—	—	(994)	994	0.02

Adjusted Non-GAAP	$315,147	$84,478	$412,375	29.4%	$(529)	$394,008	$56,836	$337,172	$5.55

(a)	Selling & administrative expenses include purchased intangibles amortization.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Acquired in-process research and development was excluded as it relates to the cost of a licensing arrangement for charge detection mass spectrometry that the Company believes is unusual and not indicative of its normal business operations.

(d)

Restructuring costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(e)

Acquisition related costs include all incremental expenses incurred, such as advisory, legal, accounting, tax, valuation, and other professional fees. The Company believes that these costs are not normal and do not represent future ongoing business expenses.

(f)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

(g)

In connection with the Wyatt acquisition, the Company started to recognize a two-year retention bonus obligation that is contingent upon the employee’s providing future service and continued employment with Waters. The Company believes that these costs are not normal and do not represent future ongoing business expenses.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	July 1, 2023	December 31, 2022
Cash, cash equivalents and investments	$330,578	$481,391
Accounts receivable	693,436	722,892
Inventories	536,828	455,710
Property, plant and equipment, net	615,211	582,217
Intangible assets, net	649,731	227,399
Goodwill	1,313,501	430,328
Other assets	408,911	381,516
Total assets	$4,548,196	$3,281,453
Notes payable and debt	$2,630,198	$1,574,878
Other liabilities	1,146,769	1,202,087
Total liabilities	3,776,967	2,776,965
Total stockholders’ equity	771,229	504,488
Total liabilities and stockholders’ equity	$4,548,196	$3,281,453

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Six Months Ended July 1, 2023 and July 2, 2022

(In thousands and unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Cash flows from operating activities:
Net income	$150,554	$164,864	$291,477	$324,695
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	10,929	9,789	23,734	20,722
Depreciation and amortization	38,884	34,227	70,038	66,891
Change in operating assets and liabilities and other, net	(182,249)	(151,977)	(170,380)	(157,445)

Net cash provided by operating activities	18,118	56,903	214,869	254,863
Cash flows from investing activities:
Additions to property, plant, equipment
and software capitalization	(46,607)	(46,995)	(80,997)	(74,746)
Business acquisitions, net of cash acquired	(1,285,907)	—	(1,285,907)	—
(Investments in) proceeds from equity investments, net	—	(1,139)	—	5,646
Payments for intellectual property licenses	—	—	—	(4,897)
Net change in investments	—	21,739	(16)	66,594

Net cash used in investing activities	(1,332,514)	(26,395)	(1,366,920)	(7,403)
Cash flows from financing activities:
Net change in debt	1,149,742	40,000	1,054,782	(30,000)
Proceeds from stock plans	6,250	18,082	8,628	30,914
Purchases of treasury shares	(236)	(151,808)	(69,741)	(321,944)
Other cash flow from financing activities, net	2,418	10,956	5,294	10,849

Net cash provided by (used in) financing activities	1,158,174	(82,770)	998,963	(310,181)
Effect of exchange rate changes on cash and cash equivalents	(155)	(8,911)	2,252	(19,616)

Decrease in cash and cash equivalents	(156,377)	(61,173)	(150,836)	(82,337)
Cash and cash equivalents at beginning of period	486,070	480,070	480,529	501,234

Cash and cash equivalents at end of period	$329,693	$418,897	$329,693	$418,897

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)

Net cash provided by operating activities - GAAP	$18,118	$56,903	$214,869	$254,863
Adjustments:
Additions to property, plant, equipment and software capitalization	(46,607)	(46,995)	(80,997)	(74,746)
Tax reform payments	72,101	38,454	72,101	38,454
Litigation settlements paid, net	(375)	—	(750)	(584)
Major facility renovations	4,394	11,112	8,860	17,039
Payment of acquired Wyatt liabilities (b)	25,617	—	25,617	—

Free Cash Flow - Adjusted Non-GAAP	$73,248	$59,474	$239,700	$235,026

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

(b)

In connection with the Wyatt acquisition, the Company assumed certain obligations of Wyatt and paid those obligations immediately upon closing the transaction. The Company believes that the assumed obligations do not represent future ongoing business expenses.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

	Three Months Ended September 30, 2023			Twelve Months Ended December 31, 2023
	Range			Range
Projected Sales
Organic constant currency sales growth rate (a)	(4.0%)	–	(2.0%)	0.5%	–	1.5%
Impact of:
Currency translation	1.0%	–	1.0%	—	–	—
Acquisitions	4.0%	–	4.0%	2.5%	–	2.5%

Sales growth rate as reported	1.0%	–	3.0%	3.0%	–	4.0%

	Range			Range
Projected Earnings Per Diluted Share
GAAP earnings per diluted share	$1.84	–	$1.94	$10.92	–	$11.02
Adjustments:
Purchased intangibles amortization	$0.16	–	$0.16	$0.42	–	$0.42
Restructuring costs and certain other items	$0.40	–	$0.40	$0.47	–	$0.47
Acquisition related costs	$—	–	$—	$0.15	–	$0.15
Retention bonus obligation	$0.10	–	$0.10	$0.24	–	$0.24

Adjusted non-GAAP earnings per diluted share	$2.50	–	$2.60	$12.20	–	$12.30

(a)

Organic constant currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period and excluding the impact of acquisitions made within twelve months of the acquisition close date. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.